UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

Ideanomics, Inc. (the “Company”) entered into a convertible debenture (the “Note”), dated January 15, 2021 with YA II PN, Ltd. (the “Investor”) with a principal amount of $37,500,000 (the “Principal”). The Note has a fixed conversion price of $3.31 (the “Conversion Price). The Conversion Price is not subject to adjustment except for subdivisions or combinations of common stock. The Principal and the interest payable under the Note will mature on July 15, 2021 (the “Maturity Date), unless earlier converted or redeemed by the Company. At any time before the Maturity Date, the Investor may convert the Note at their option into shares of Company common stock at a fixed conversion price of $3.31. The Company has the right, but not the obligation, to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Note prior to the Maturity Date at a cash redemption price equal to the Principal to be redeemed, plus accrued and unpaid interest, if any; provided that the Company provides Investor with at least 15 business days’ prior written notice of its desire to exercise an Optional Redemption and the volume weighted average price of the Company’s common stock over the 10 Business Days’ immediately prior to such redemption notice is less than the Conversion Price. The Investor may convert all or any part of the Note after receiving a redemption notice, in which case the redemption amount shall be reduced by the amount so converted. No public market currently exists for the Note, and the Company does not intend to apply to list the Note on any securities exchange or for quotation on any inter-dealer quotation system. The Note contains customary events of default, indemnification obligations of the Company and other obligations and rights of the parties. The Company used the proceeds from the offer and sale of the Note, among other sources of funds, to fund the purchase of Wireless Advanced Vehicle Electrification, Inc. for an aggregate purchase price of $50,000,000 (the “WAVE Acquisition”). The Wave Acquisition was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2020.

The Note was offered pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-239371) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder (the “Registration Statement”). A prospectus supplement relating to the offering of the securities has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Upon the offering of the Note, the aggregate amount of securities registered by the Company under the Registration Statement was exhausted. The Company currently has 371,604,199 shares of common stock outstanding.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Note discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Convertible Debenture between the Company and YA II PN, Ltd, dated January 15, 2021 in the principal amount of $37,500,000
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: January 22, 2021	By:	/s/ Alfred Poor
	Name:	Alfred Poor
	Title:	Chief Executive Officer